Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Announces Operating Results for the Year End 2014 and the First Quarter 2015

New York, New York, May 11, 2015 –New York REIT, Inc. (NYSE: NYRT) (“NYRT”), a real estate investment trust (“REIT”) focused on acquiring, owning and operating commercial real estate located in New York City, announced today its financial and operating results for the fourth quarter and year ended December 31, 2014, as well as results of the first quarter ended March 31, 2015.

Results for the Quarter and Year Ended December 31, 2014:

•
Generated Core Funds from Operations (“Core FFO”) of $21.4 million (or $0.13 per fully diluted share) for the fourth quarter, an 8% increase per share from the third quarter 2014. Core FFO was $80.4 million (or $0.48 per fully diluted share) for the full year 2014.

•
Realized Adjusted Funds from Operations (“AFFO”) of $18.0 million (or $0.11 per fully diluted share) for the fourth quarter, which was comparable to the third quarter 2014 on a per share basis. AFFO was $67.0 million (or $0.40 per fully diluted share) for the full year 2014.

•	Increased Cash Net Operating Income (“NOI”) to $27.1 million from $26.3 million, an increase of 3% compared to the third quarter 2014.

•	Reported total occupancy of 94.9% at December 31, 2014, consistent with the prior quarter.

•	Executed two leases totaling 21,868 square feet during the fourth quarter and 13 leases totaling 142,703 square feet during the full year 2014.

•	Increased rental rates on replacement leases by 17% on a cash basis and 42% on a GAAP basis for the fourth quarter and 12% on a cash basis and 19% on a GAAP basis for the full year 2014.
Results for the Quarter Ended March 31, 2015:

•
Generated Core FFO of $19.6 million (or $0.12 per fully diluted share) for the first quarter, compared to $19.3 million (or $0.11 per fully diluted share) in the first quarter 2014, a 9% year-over-year increase per share.

•
Realized AFFO of $17.0 million (or $0.10 per fully diluted share) for the first quarter, compared to $13.4 million (or $0.08 per fully diluted share) in the first quarter 2014, a 25% year-over-year increase per share.

•	Increased Cash NOI to $26.6 million from $22.6 million in the first quarter 2014, an 18% year-over-year increase.

•	Recorded Same Store Cash NOI for the first quarter 2015 of $26.8 million compared to $23.9 million in the first quarter 2014, a year-over-year increase of 12%.

•	Reported total occupancy of 95.2% at March 31, 2015, compared to 94.3% total occupancy at March 31, 2014.

•	As of May 11, 2015, total occupancy is 96.7%.
Highlights Subsequent to Year End

•	Engaged KPMG LLP as NYRT’s independent registered public accounting firm.

•	Engaged Deloitte & Touche LLP to provide NYRT with internal audit services.

•	Executed a 22,000 square foot retail lease with CVS at 1440 Broadway which represents the first component of the retail redevelopment at that property.

•	Signed two office leases totaling approximately 104,000 square feet at Worldwide Plaza, bringing total occupancy at that property to 98.2%.

"Overall, the Company's performance in the fourth quarter 2014 and the first quarter 2015 was strong. Our leasing success continues to demonstrate the quality and appeal of our properties in a very positive New York City marketplace, as evidenced by our occupancy gain of 180 basis points since year end," said Michael Happel, Chief Executive Officer and President of NYRT.

Key Financial Measures for the Fourth Quarter and Full Year 2014

For the fourth quarter, NYRT reported Core FFO of $21.4 million (or $0.13 per fully diluted share), up from $19.8 million (or $0.12 per fully diluted share) in the third quarter. Core FFO was $80.4 million (or $0.48 per fully diluted share) for the full year 2014.

AFFO for the fourth quarter was $18.0 million (or $0.11 per fully diluted share), up from $17.3 million (or $0.11 per fully diluted share) in the third quarter. AFFO was $67.0 million (or $0.40 per fully diluted share) for the full year 2014.

Cash NOI for the fourth quarter was $27.1 million compared to $26.3 million in the third quarter, and $102.3 million for the full year 2014.

The increases in Core FFO, AFFO and Cash NOI were primarily due to a full quarter of the Twitter headquarters acquisition and a strong fourth quarter for the Viceroy Hotel.

Net loss attributable to stockholders was $27.3 million (or $0.17 per basic and fully diluted share) for the fourth quarter, which includes deductions of $21.9 million for depreciation and amortization and $20.1 million related to the listing promote. Net loss attributable to stockholders was $93.0 million (or $0.56 per basic and fully diluted share) for the full year 2014, which includes deductions of $84.8 million for depreciation and amortization and $33.5 million related to the listing promote.

Key Financial Measures for the First Quarter 2015

For the first quarter 2015, NYRT reported Core FFO of $19.6 million (or $0.12 per fully diluted share), up from $19.3 million (or $0.11 per fully diluted share) in the first quarter 2014, a 9% year-over-year increase per share.

AFFO for the first quarter 2015 was $17.0 million (or $0.10 per fully diluted share), up from $13.4 million (or $0.08 per fully diluted share) in the first quarter 2014, a 25% year-over-year increase per share.

Cash NOI for the first quarter 2015 was $26.6 million compared to $22.6 million in the first quarter 2014, an 18% year-over-year increase.

The year-over-year increase in Core FFO, AFFO and Cash NOI were primarily due to acquisitions, free rent burn-off and leasing success.

Net loss attributable to stockholders was $8.2 million (or $0.05 per basic and fully diluted share) for the first quarter 2015, which includes deductions of $20.7 million for depreciation and amortization.

A reconciliation of the net loss as defined by GAAP to the above non-GAAP measures, as well as other GAAP financial information can be found starting on page five of this press release.

Leasing Activity and Occupancy

In the fourth quarter, NYRT signed two office leases totaling 21,868 square feet.

•	Rental rates on replacement leases increased 17% on a cash basis and 42% on a GAAP basis.

•	Tenant improvement costs and leasing commissions for replacement leases signed were $37.82 per square foot.

For the full year 2014, NYRT signed 13 new leases totaling 142,703 square feet, including 74,442 square feet at Worldwide Plaza located at 825 Eighth Avenue.

•	Rental rates on replacement leases increased 12% on a cash basis and 19% on a GAAP basis.

•	Tenant improvements and leasing commissions for replacement leases were $29.83 per square foot.

In the first quarter 2015, NYRT signed one new retail lease totaling 22,185 square feet.

•	Tenant improvement costs and leasing commissions on the space that was previously leased were $257.28 per square foot.

•	Rental uplift on the portion of the space that was previously leased was 42% on a cash basis and 53% on a GAAP basis.

The portfolio’s occupancy was 95.2% as of March 31, 2015, compared to 94.9% at December 31, 2014, with a weighted average lease term of 9.7 years. As of May 11, 2015, portfolio occupancy is 96.7%.

Financial Strength and Liquidity

NYRT’s combined total debt to enterprise value was 41% as of the end of the first quarter 2015. Enterprise value of $3.0 billion is based on the March 31, 2015 closing share price of $10.48, multiplied by 167.6 million fully diluted shares outstanding and adding the quarter end total combined debt of $1.2 billion, which includes NYRT’s pro-rata share of unconsolidated debt.

As of March 31, 2015, combined interest coverage was 3.1x based on Adjusted EBITDA. The weighted average interest rate on NYRT’s combined outstanding debt of $1.2 billion was 3.2% with an average remaining term of 4.3 years.

Dividends

During the fourth quarter of 2014 and the first quarter of 2015, NYRT’s Board of Directors (the "Board") approved a quarterly common stock distribution of $0.115 per share, paid monthly at a rate of $0.038 per common share, and representing an annualized distribution of $0.46 per share equivalent to a yield of 4.4% based on NYRT’s closing pricing of $10.48 per share on March 31, 2015.

Strategic Review Process

In October 2014, NYRT entered into separate transaction agreements with Barclays Capital Inc. and RCS Capital, the investment banking division of the Realty Capital Securities, LLC, which is under common control with NYRT’s advisor, to act as financial advisors to assist the Board of NYRT in evaluating strategic options to enhance long-term shareholder value. Over the ensuing months, NYRT's advisors contacted more than 40 potentially interested parties. Although the Company did receive a number of non-binding indications of interest, the Company’s Board has concluded that none of the proposals were likely to result in a formal offer that the board felt would fairly value the Company, and therefore it was in the best interests of the Company and its shareholders to suspend the formal strategic process.

Mr. Happel said, “While we cannot comment on the specifics of the proposals, we received significant interest in our company from a broad range of companies. Although Barclays and RCS will no longer be running a formal process, we will continue to actively pursue strategies to enhance long-term shareholder value as part of our ordinary course of business rather than through any type of formal process. All options to enhance shareholder value are always on the table.”

New Addition to Board of Directors

In December, Randolph C. Read, currently President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC, joined the Company’s Board of Directors, audit committee, nominating and corporate governance committee as well as compensation committee. Mr. Read brings to the Board over 35 years of leadership experience both as a senior executive and director of companies in the public and private sectors.

Engagement of New Auditors

During the first quarter of 2015, KPMG LLP was engaged as the Company’s new external auditor. Deloitte and Touche LLP was also engaged as the Company’s new internal audit firm.

Conference Call

NYRT will host a conference call on May 12, 2015 at 11:00 a.m. ET to discuss financial and operating results for the fourth quarter and full year 2014 as well as the first quarter 2015.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYRT website, www.nyrt.com, in the "Investor Relations" section.

To listen to the live call, please go to NYRT's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYRT website at www.nyrt.com.

Conference Call Details

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial In (Toll Free): 1-412-317-6061
Canada Dial In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 9380952

Conference Replay*
Domestic Dial In (Toll Free): 1-877-344-7529
International Dial In (Toll Free): 1-412-317-0088
Canada Dial In (Toll Free): 1-855-669-9658
Conference Number: 10054919
*Available one hour after the end of the conference call through August 10, 2015 at 9:00 a.m. ET.
(Participants will be required to state their name and company upon entering call).

Supplemental Schedules

NYRT has filed supplemental information packages with the Securities and Exchange Commission to provide additional disclosure and financial information for the benefit of NYRT’s various stakeholders. The supplemental package can be found under the “Presentations” tab in the Investor Relations section of NYRT’s website at www.nyrt.com and on the Securities and Exchange Commission website at www.sec.gov.

About NYRT

NYRT is a publicly traded corporation listed on the NYSE focused on acquiring commercial real estate, including office and retail properties, located in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn. Additional information is also available on NYRT’s website at www.nyrt.com.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.

The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT's latest Annual Report on Form 10-K for year ended December 31, 2014, filed with the SEC on May 11, 2015, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Michael A. Happel	Gregory W. Sullivan	Andrew G. Backman
CEO & President	CFO & COO	Managing Director
New York REIT, Inc.	New York REIT, Inc.	Investor Relations / Public Relations
mhappel@nyrt.com	gsullivan@nyrt.com	abackman@arlcap.com
(212) 415-6500	(212) 415-6500	(917) 475-2135

Anthony J. DeFazio
DDCworks
tdefazio@ddcworks.com
(484) 342-3600

NEW YORK REIT, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2015	2014
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$494,065	$494,065
Buildings, fixtures and improvements	1,243,412	1,235,918
Acquired intangible assets	158,383	158,383
Total real estate investments, at cost	1,895,860	1,888,366
Less accumulated depreciation and amortization	(146,445)	(124,178)
Total real estate investments, net	1,749,415	1,764,188
Cash and cash equivalents	49,360	22,512
Restricted cash	3,107	6,347
Investment securities, at fair value	3,755	4,659
Investments in unconsolidated joint venture	225,736	225,501
Preferred equity investment	—	35,100
Derivatives, at fair value	7	205
Tenant and other receivables	5,468	4,833
Unbilled rent receivables	36,207	30,866
Prepaid expenses and other assets	7,439	13,195
Deferred costs, net	12,329	13,429
Total assets	$2,092,823	$2,120,835
LIABILITIES AND EQUITY
Mortgage notes payable	$172,121	$172,242
Credit facility	635,000	635,000
Market lease intangibles, net	80,456	84,220
Derivatives, at fair value	2,175	1,276
Accounts payable, accrued expenses and other liabilities	30,647	27,850
Deferred rent	5,175	4,550
Distributions payable	12	20
Total liabilities	925,586	925,158
Preferred stock	—	—
Convertible preferred stock	—	—
Common stock	1,625	1,622
Additional paid-in capital	1,401,635	1,401,619
Accumulated other comprehensive loss	(1,805)	(816)
Accumulated deficit	(282,323)	(255,478)
Total stockholders' equity	1,119,132	1,146,947
Non-controlling interests	48,105	48,730
Total equity	1,167,237	1,195,677
Total liabilities and equity	$2,092,823	$2,120,835

 NEW YORK REIT, INC.

Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended			Year Ended
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014
Revenues	(Unaudited)	(Unaudited)	(Unaudited)
Rental income	$32,531	$33,700	$27,171	$117,221
Hotel revenue	4,209	7,244	2,905	22,742
Operating expense reimbursements and other revenue	4,162	4,568	3,516	15,604
Total revenues	40,902	45,512	33,592	155,567
Operating expenses
Property operating	10,969	10,750	8,858	37,209
Hotel operating	5,670	6,554	5,147	23,736
Asset management fees to affiliates	3,144	3,143	—	8,397
Acquisition and transaction related	125	1	69	16,083
Asset management fee earnout	—	—	—	11,500
Change in value of listing promote	—	20,079	—	33,479
General and administrative	3,702	1,676	1,345	4,761
Equity-based compensation	248	3,203	16	7,576
Depreciation and amortization	20,732	21,907	21,013	84,799
Total operating expenses	44,590	67,313	36,448	227,540
Operating loss	(3,688)	(21,801)	(2,856)	(71,973)
Other income (expense)
Interest expense	(5,933)	(6,561)	(3,939)	(23,720)
Income (loss) from unconsolidated joint venture	235	(378)	(1,984)	(1,499)
Income from preferred equity investment, investment securities and interest	930	836	624	2,906
Gain (loss) on derivative instruments	(4)	—	—	1
Total other expense	(4,772)	(6,103)	(5,299)	(22,312)
Net loss	(8,460)	(27,904)	(8,155)	(94,285)
Net loss (income) attributable to non-controlling interests	261	574	(1)	1,257
Net loss attributable to stockholders	$(8,199)	$(27,330)	$(8,156)	$(93,028)

Net loss per basic and diluted share attributable to stockholders	$(0.05)	$(0.17)	$(0.05)	$(0.56)

NEW YORK REIT, INC.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited)
(In thousands)

	Three Months Ended			Year Ended
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014
Net loss	$(8,460)	$(27,904)	$(8,155)	$(94,285)
Depreciation and amortization, net of adjustments related to joint venture	20,723	21,899	21,003	84,764
Depreciation and amortization related to unconsolidated joint venture	6,431	6,384	6,354	25,342
FFO	18,694	379	19,202	15,821
Acquisition fees and expenses	125	1	69	16,083
Asset management fee earnout	—	—	—	11,500
Change in value of listing promote	—	20,079	—	33,479
Gain on sale of investment securities	(48)	—	—	—
Non-recurring revenue and other income	(158)	(702)	—	(1,557)
Non-recurring general and administrative expense	500	—	—	—
Non-recurring straight-line rent bad debt expense	529	—	—	—
Non-recurring deferred financing cost expense	—	492	—	3,600
Non-recurring non-cash compensation expense	—	1,160	—	1,492
Core FFO	19,642	21,409	19,271	80,418
Plus:
Non-cash compensation expense	248	2,042	16	6,083
Non-cash portion of interest expense	1,138	1,159	726	4,584
Class B dividends	—	—	88	107
Seller free rent credit	3,679	3,679	—	5,956
Minus:
Amortization of market lease intangibles	(2,124)	(2,724)	(2,454)	(9,741)
Mark-to-market adjustments	4	—	—	(1)
Straight-line rent	(5,870)	(7,616)	(3,517)	(19,592)
Straight-line ground rent	987	1,087	1,087	4,348
Tenant improvements - second generation	—	(102)	(1,203)	(1,973)
Leasing commissions - second generation	(3)	(110)	(13)	(416)
Building improvements - second generation	(9)	—	—	(10)
Proportionate share of straight-line rent related to unconsolidated joint venture	(714)	(796)	(560)	(2,794)
AFFO	$16,978	$18,028	$13,441	$66,969

 NEW YORK REIT, INC.

Reconciliation of Net Loss to Adjusted EBITDA, NOI, Cash NOI and Adjusted Cash NOI
(Unaudited)
(In Thousands)

	Three Months Ended			Year Ended
	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2014
Combined:
Net loss	$(8,460)	$(27,904)	$(8,155)	$(94,285)
Acquisition and transaction related	125	1	69	16,083
Asset management fee earnout	—	—	—	11,500
Depreciation and amortization	20,732	21,907	21,013	84,799
Interest expense	5,933	6,561	3,939	23,720
Loss (gain) on derivative instruments	4	—	—	(1)
Change in value of listing promote	—	20,079	—	33,479
Adjustments related to unconsolidated joint venture	11,264	11,323	11,187	44,941
Adjusted EBITDA	29,598	31,967	28,053	120,236
General and administrative	3,702	1,676	1,345	4,761
Equity-based compensation	248	3,203	16	7,576
Asset management fee to affiliate	3,144	3,143	—	8,397
Income from preferred equity investment, investment securities and interest	(930)	(836)	(624)	(2,906)
Preferred return on unconsolidated joint venture	(3,851)	(3,936)	(3,851)	(15,617)
Proportionate share of other adjustments related to unconsolidated joint venture	1,883	1,925	3,135	7,636
NOI	33,794	37,142	28,074	130,083
Amortization of above/below market lease assets and liabilities	(2,124)	(2,724)	(2,454)	(9,741)
Straight-line rent	(5,341)	(7,616)	(3,517)	(19,592)
Straight-line ground rent	987	1,087	1,087	4,348
Proportionate share of straight-line rent related to unconsolidated joint venture	(714)	(796)	(560)	(2,794)
Cash NOI	$26,602	$27,093	$22,630	$102,304
Free rent	4,498	6,269	1,650	13,997
Adjusted Cash NOI	$31,100	$33,362	$24,280	$116,301

Non-GAAP Financial Measures
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure but is not equivalent to our net income or loss as determined under accounting principles generally accepted in the United States of America ("GAAP").
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. In calculating FFO, Core FFO and AFFO, other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.
Core FFO is FFO, excluding acquisition and transaction related costs, other costs that are considered to be non-recurring, such as charges relating to the Listing Note, non-recurring revenue, such as lease termination or modification fees, and other non-recurring expenses. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to investors. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-recurring revenues and expenses, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains or losses on contingent valuation rights, gains and losses on investments and early extinguishment of debt. We also exclude dividends on Class B units as the related shares are assumed to have converted to common stock in our calculation of fully diluted weighted average common shares. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market lease intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. Similarly, we include items such as free rent credits paid by sellers in our calculation of AFFO because these funds are paid to us during the free rent period and therefore improve our liquidity and ability to pay dividends. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not making a significant number of acquisitions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In calculating AFFO, we exclude expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the potential for future dividends, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes and Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.
We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investments securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro-rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of our liquidity or ability to make dividends.
Cash NOI is NOI presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above and below market leases.
Adjusted Cash NOI is Cash NOI after eliminating the effects of free rent.